UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2004

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 659-1361

(Registrant’s telephone number, including area code)

ITEM 5. Other Matters and Regulation FD Disclosure

On June 21, 2004, Cheniere Energy, Inc. issued a press release announcing that the Federal Energy Regulatory Commission issued an Order authorizing Freeport LNG Development, L.P. to site, construct and operate a liquefied natural gas receiving terminal near Freeport, Texas. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.

ITEM 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1*	Press Release dated June 21, 2004.

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 23, 2004	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Chief Financial Officer